Exhbit 99.1

THIRD AMENDMENT TO
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Third Amendment (the “Third Amendment”) entered into February 28, 2024 is to the Fourth Amended and Restated Service Agreement dated June 1, 2022, (the “Agreement”), by and between Comenity Servicing LLC, (“Servicer”) a Texas limited liability company, with its principal place of business at 3095 Loyalty Circle, Columbus, Ohio 43219 and Comenity Bank, (“Bank”) a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Servicer provides certain services to Bank pursuant to the Agreement;

WHEREAS, Bank and Servicer now desire to amend the Agreement as stated below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.    Amendments.
a.    Section 1.2 Compensation by Bank for Services. Section 1.2(c) is hereby deleted in its entirety and replaced with a new Section 1.2(c) as follows:

“(c) For purposes of calculating the number of Performance Standard failures in a certain Measuring Period, any Performance Standard for which a Performance Standard Report is not provided by Servicer by the fifth (5th) business day following the applicable Performance Report Deadline shall be deemed to have failed in the Measuring Period for which no Performance Standard Report was provided.”

b.    Appendix A. Services and Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby added as set forth in further detail in Exhibit A attached hereto.

2.    Effective Date. The Parties agree that the changes set forth in this Amendment shall be effective on March 1, 2024 (the “Third Amendment Effective Date”).

3.    Miscellaneous. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement. Other than as set forth above, the parties agree that the Agreement, as amended by this Amendment, shall continue in full force and effect. The parties may execute this Amendment in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

[Signature page follows]
Third Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers effective as set forth above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Chief Credit Risk and Operations Officer

Third Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank

EXHIBIT A

SECTION I: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

1.    Additions. Set forth below are an additional Service to existing Services and additional Performance Standards to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Source to Settle
•    Processing of invoices, Purchasing Card/Travel Card approved by SODA, as evidenced by Accounts Payable Month-end Close.
•    Monitor invoice entries are recorded and posted.
•    Ensure appropriate visibility into Bank spending prior to payment through eligible contract approvals for purchase orders and requisitions.
•    Category Management including fiduciary services for major purchases.
	N/A	N/A	Added Service Description
	Accounts Payable activity is loaded into the General Ledger within 3 business days of month-end.	M	Added
	65% of eligible contracts approved for purchase order.	M	Added
	Provide monthly operational efficiency improvement reporting to Executive Leadership team.	M	Added

Third Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank
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